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                                                                    EXHIBIT 23.2

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-39185, 33-36975, 33-44301, 33-42495, 333-13707, and
333-16313) of Borland International, Inc. of our report dated March 27, 1996, except as to the forth paragraph of Note 1, as to which the date is October 4, 1996, with respect to the consolidated financial statements of Open Environment Corporation, not seperately presented, included in Borland International, Inc's Form 10-K for the year ended March 31,1997 to be filed with the Securities and Exchange Commission.


                       /s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 1997